EXHIBIT 4.1

FOURTH SUPPLEMENTAL INDENTURE

This Fourth Supplemental Indenture, dated as of September 2, 2015 (this “Fourth Supplemental Indenture”), is entered into by and among (i) Reynolds American Inc., a North Carolina corporation (the “Company”), as Issuer; (ii) Santa Fe Natural Tobacco Company, Inc., a New Mexico corporation (“Santa Fe”), R. J. Reynolds Tobacco Company, a North Carolina corporation (“RJRT”), R. J. Reynolds Tobacco Co., a Delaware corporation (“RJR Tobacco”), Reynolds Innovations Inc. (f/k/a GMB, Inc.), a North Carolina corporation (“Innovations”), Reynolds Finance Company (f/k/a FHS, Inc.), a Delaware corporation (“RFC”), Conwood Holdings, Inc., a Delaware corporation (“Conwood”), American Snuff Company, LLC, a Delaware limited liability company (“Snuff Company”), Rosswil LLC, a Delaware limited liability company (“Rosswil”), R.J. Reynolds Tobacco Holdings, Inc., a Delaware corporation (“RJR”), R. J. Reynolds Global Products, Inc., a Delaware corporation (“GPI”), RAI Services Company, a North Carolina corporation (“Services”) and Lorillard Licensing Company LLC, a North Carolina limited liability company (“Licensing Company”), each as a Guarantor; and (iii) The Bank of New York Mellon Trust Company, N.A. (f/k/a The Bank of New York Trust Company, N.A.), as Trustee under the Indenture referred to below (the “Trustee”).

WITNESSETH:

WHEREAS, Santa Fe, RJRT, RJR Tobacco, Innovations, RFC, Conwood, Snuff Company, Rosswil, RJR, GPI, Services (collectively, the “Existing Guarantors”), the Company and the Trustee have heretofore executed and delivered an Indenture, dated as of May 31, 2006, as supplemented by each of (i) the First Supplemental Indenture, dated as of September 30, 2006, (ii) the Second Supplemental Indenture, dated as of February 6, 2009 and (iii) the Third Supplemental Indenture, dated as of September 17, 2013 (as amended, supplemented, waived or otherwise modified, the “Indenture”), which such Indenture provides for the issuance of the Company’s debentures, notes or other evidence of indebtedness to be issued in one or more series from time to time (the “Securities”);

WHEREAS, Section 10.5 of the Indenture provides that the Company is required to execute and deliver, and to cause each Subsidiary other than RJR (whether previously existing or created or acquired by the Company) which becomes a Bank Credit Agreement Guarantor to execute and deliver, to the Trustee a supplemental indenture pursuant to which such Subsidiary will unconditionally guarantee, on a joint and several basis with the other Guarantors, the full and prompt payment of the principal of, premium, if any, and interest on the Securities on an unsecured and unsubordinated basis and become a party to the Indenture as a Guarantor for all purposes of the Indenture;

WHEREAS, Licensing Company has become a Bank Credit Agreement Guarantor;

WHEREAS, Licensing Company, a subsidiary of the Company, has determined that it is desirable and would be a direct benefit to Licensing Company for it, along with the Company and the Existing Guarantors, to execute and deliver to the Trustee a supplemental indenture pursuant to which Licensing Company will unconditionally guarantee, on a joint and several basis with the Existing Guarantors, the full and prompt payment when due, whether at maturity, by acceleration, by redemption, by repurchase, or otherwise, of the principal of, premium, if any, and interest, on the Securities and all other Obligations of the Company to the Trustee and to the Securityholders under the Indenture, and become a party to the Indenture as a Guarantor;

WHEREAS, pursuant to Section 9.1 of the Indenture, the Company, the Existing Guarantors, Licensing Company and the Trustee are authorized or permitted to execute and deliver this Fourth Supplemental Indenture to amend the Indenture, without the consent of any of the Securityholders; and

WHEREAS, the Company, the Existing Guarantors and Licensing Company have duly authorized the execution and delivery of this Fourth Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:

ARTICLE I

Definitions

SECTION 1.1 Defined Terms. Unless otherwise indicated, capitalized terms used herein but not otherwise defined herein shall have the respective meanings set forth in the Indenture.

ARTICLE II

Agreement to be Bound; Guarantee

SECTION 2.1 Agreement to be Bound. Licensing Company hereby becomes a party to the Indenture as a Guarantor, and will have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture. Licensing Company agrees to be bound by all of the provisions of the Indenture applicable to a Guarantor and to perform all of the obligations and agreements of a Guarantor under the Indenture.

SECTION 2.2 Guarantee. Licensing Company hereby fully, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, jointly and severally with each other Guarantor, to each Holder of the Securities and the Trustee, the full and punctual payment when due, whether at maturity, by acceleration, by redemption, by repurchase or otherwise, of all of the Obligations of the Company to the Trustee and to the Securityholders under the Indenture in accordance with Article X of the Indenture.

ARTICLE III

Miscellaneous

SECTION 3.1 Notices. All notices and other communications to a Guarantor or the Company shall be given as provided in the Indenture to the Guarantor or the Company, as the case may be, at its address set forth below, with a copy to the Company as provided in the Indenture for notices to the Company.

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SECTION 3.2 Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Fourth Supplemental Indenture or the Indenture or any provision herein or therein contained.

SECTION 3.3 Governing Law. This Fourth Supplemental Indenture shall be governed by the laws of the State of New York, without regard to conflicts of law principles.

SECTION 3.4 Severability Clause. In case any provision in this Fourth Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

SECTION 3.5 Ratification of Indenture; Fourth Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Fourth Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

SECTION 3.6 Counterparts. The parties hereto may sign one or more copies of this Fourth Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

SECTION 3.7 Headings. The headings of the Articles and the sections in this Fourth Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

SECTION 3.8 Trustee. The Trustee makes no representations as to the validity or sufficiency of this Fourth Supplemental Indenture. The recitals and statements herein are deemed to be those of the Company and the Guarantors and not of the Trustee.

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IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed as of the date first above written.

Address: 401 North Main Street Winston-Salem, NC 27101	REYNOLDS AMERICAN INC.,
	By:	/s/ Daniel A. Fawley
		Name:	Daniel A. Fawley
		Title:	Senior Vice President and Treasurer

Address: One Plaza La Prensa Santa Fe, New Mexico 87507	SANTA FE NATURAL TOBACCO COMPANY, INC.,
as Guarantor
	By:	/s/ Daniel A. Fawley
		Name:	Daniel A. Fawley
		Title:	Vice President and Treasurer

Address: 401 North Main Street Winston-Salem, NC 27101	R. J. REYNOLDS TOBACCO COMPANY,
as Guarantor
	By:	/s/ Daniel A. Fawley
		Name:	Daniel A. Fawley
		Title:	Treasurer

Address: 401 North Main Street Winston-Salem, NC 27101	R.J. REYNOLDS TOBACCO CO.,
as Guarantor
	By:	/s/ Daniel A. Fawley
		Name:	Daniel A. Fawley
		Title:	Vice President and Treasurer

SIGNATURE PAGE TO FOURTH SUPPLEMENTAL INDENTURE

Address: Farmers Bank Building Suite 1402 301 North Market Street Wilmington, DE 19801	REYNOLDS FINANCE COMPANY
as Guarantor
	By:	/s/ Caroline M. Price
		Name:	Caroline M. Price
		Title:	President

Address: 401 North Main Street Winston-Salem, NC 27101	REYNOLDS INNOVATIONS INC.
as Guarantor
	By:	/s/ Daniel A. Fawley
		Name:	Daniel A. Fawley
		Title:	Treasurer

Address: 401 North Main Street Winston-Salem, NC 27101	CONWOOD HOLDINGS, INC.,
as Guarantor
	By:	/s/ Daniel A. Fawley
		Name:	Daniel A. Fawley
		Title:	Vice President and Treasurer

Address: 5106 Tradeport Drive Memphis, TN 38141	AMERICAN SNUFF COMPANY, LLC,
as Guarantor
	By:	/s/ Daniel A. Fawley
		Name:	Daniel A. Fawley
		Title:	Vice President and Treasurer

Address: 401 North Main Street Winston-Salem, NC 27101	ROSSWIL LLC,
as Guarantor
	By:	/s/ Daniel A. Fawley
		Name:	Daniel A. Fawley
		Title:	Vice President and Treasurer

SIGNATURE PAGE TO FOURTH SUPPLEMENTAL INDENTURE

Address: 401 North Main Street Winston-Salem, NC 27101	R.J. REYNOLDS TOBACCO HOLDINGS, INC.,
as Guarantor
	By:	/s/ Daniel A. Fawley
		Name:	Daniel A. Fawley
		Title:	Senior Vice President and Treasurer

Address: 401 North Main Street Winston-Salem, NC 27101	R. J. REYNOLDS GLOBAL PRODUCTS, INC.,
as Guarantor
	By:	/s/ Daniel A. Fawley
		Name:	Daniel A. Fawley
		Title:	Vice President and Treasurer

Address: 401 North Main Street Winston-Salem, NC 27101	RAI SERVICES COMPANY,
as Guarantor
	By:	/s/ Daniel A. Fawley
		Name:	Daniel A. Fawley
		Title:	Senior Vice President and Treasurer

Address: 401 North Main Street Winston-Salem, NC 27101	LORILLARD LICENSING COMPANY LLC,
as Guarantor
	By:	/s/ Daniel A. Fawley
		Name:	Daniel A. Fawley
		Title:	Treasurer

SIGNATURE PAGE TO FOURTH SUPPLEMENTAL INDENTURE

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ R. Tarnas
	Name:	R. Tarnas
	Title:	Vice President

SIGNATURE PAGE TO FOURTH SUPPLEMENTAL INDENTURE